                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): July 31, 2001

                         ENTERCOM COMMUNICATIONS CORP.
                         -----------------------------
             (Exact name of registrant as specified in its charter)

     PENNSYLVANIA                 001-14461               23-1701044
     ------------                 ---------               ----------
   (State or Other              (Commission             (IRS Employer
   Jurisdiction of              File Number)          Identification No.)
    Incorporation)

     401 City Avenue, Suite 409, Bala Cynwyd, Pennsylvania      19004
     ----------------------------------------------------------------
     (Address of Principal Executive Offices)              (Zip Code)

       Registrant's telephone number, including area code: (610) 660-5610


      --------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ENTERCOM COMMUNICATIONS CORP. (ETM)

FORM 8-K

                        ITEM 9. REGULATION FD DISCLOSURE

Entercom Communications Corp. ("Entercom") has included in this filing selected, unaudited, pro forma financial data for each of the quarters and the year ended December 31, 2000, and for the quarter ended March 31, 2001. This data is adjusted on a pro forma basis primarily to reflect the termination of the Boston Celtics basketball radio rights agreement at the conclusion of the 2000-2001 season. Entercom will no longer carry the Boston Celtics games or sell the advertising time in these games.

With the recent adoption by the Securities and Exchange Commission of Regulation FD, Entercom is providing the pro forma data set forth below for broad dissemination. The Company expects to provide guidance with respect to future periods as part of its scheduled conference call on August 6, 2001, at which time it will also update pro forma data for the quarter ended June 30, 2001.

The pro forma data presented below is not necessarily indicative of the results that actually would have occurred if the transactions indicated above had been consummated at the beginning of the periods presented, and is not intended to be a projection of future results.

                         ENTERCOM COMMUNICATIONS CORP.
                              PRO FORMA FINANCIALS

                          (unaudited -- $ in millions)

                                             Q1 2000        Q1 2001
                                             -------        -------
Net Revenues                                  $71.8          $69.1
Operating Expenses                            $47.0          $45.4
Broadcast Cash Flow                           $24.8          $23.6

                                             Q2 2000
                                             -------
Net Revenues                                  $98.3
Operating Expenses                            $56.0
Broadcast Cash Flow                           $42.3

                                             Q3 2000
                                             -------
Net Revenues                                  $91.7
Operating Expenses                            $52.6
Broadcast Cash Flow                           $39.1

                                             Q4 2000
                                             -------
Net Revenues                                  $91.3


Operating Expenses                            $50.6
Broadcast Cash Flow                           $40.7

                                             Year 2000
                                             ---------
Net Revenues                                 $353.1
Operating Expenses                           $206.2
Broadcast Cash Flow                          $146.9

Certain statements included in this 8-K which are not statements of historical fact, including but not limited to those identified with the words "expect," "will" or "look" are intended to be, and are, identified as "forward-looking statements," as defined in the Securities and Exchange Act of 1934, as amended, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Entercom to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry; inability to obtain necessary approvals for purchases or sale transactions or to complete the transactions; inability to grow through suitable acquisitions and other factors mentioned in other documents filed by Entercom with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ENTERCOM COMMUNICATIONS CORP.

                                   By: /s/ Stephen F. Fisher
                                   Stephen F. Fisher
                                   Executive Vice President
                                   Chief Financial Officer
Date: July 31, 2001